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                                                                     EXHIBIT 3.6


                        RESTATED TRUSTEES' REGULATIONS
                   OF CONTINENTAL MORTGAGE AND EQUITY TRUST
                 (formerly Consolidated Capital Special Trust)
                             As of April 21, 1989

                                   ARTICLE I

                                   Officers

     Section 1. Enumeration. The officers of Consolidated Capital Special Trust (the "Trust") shall be a Presidents one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as are elected by the Trustees, including in their discretion a Chairman of the Board. Officers shall be elected by, and shall hold office at the pleasure of the Trustees. When the duties do not conflict, any two or more offices, except those of President and Secretary, or President and Assistant Secretary, may be held by the same person.

     Section 2. Powers and Duties of the Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Trustees and exercise and perform such other powers and duties as may be from time to time assigned to him by the Trustees.

     Section 3. Powers and Duties of the President. Subject to such supervisory powers, if any, as may be given by the Trustees to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and its employees and shall exercise such general powers of management as are usually vested in the office of president of a corporation. He shall preside at all meetings of the Shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Trustees. He shall be, ex officio, a member of all standing committees.

     Section 4. Powers and Duties of the Vice President. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Trustees or, if not ranked, the Vice President designated by the Trustees, shall perform all of the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as are prescribed for them from time to time by the Trustees.

     Section 5.   Duties of the Secretary.  The Secretary shall:

            (a) Minutes. Keep full and complete minutes of the meetings of the Trustees and of the meetings of the Shareholders and give notice, as required, of all such meetings;

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            (b)   Trust Seal.  Keep the seal of the Trust, and affix the same to all instruments executed by the Trust which requires it;

            (c) Books and Other Records. Maintain custody of and keep the books of account and other records of the Trust except such as are in the custody of the Treasurer;

            (d) Share Register. Keep at the principal office of the Trust a share register, or duplicate share register if a transfer agent is employed to keep the original share register, showing the ownership and transfers of ownership of all Shares; and

            (e) General Duties. Generally, perform all duties which pertain to his office and which are required by the Trustees.

     Section 6.   Duties of the Treasurer.  The Treasurer shall:

            (a) Books and Other Records. Maintain custody of and keep books of account and other records of the Trust, except such as are in the custody of the Secretary;

            (b) Receipt, Deposit and Disbursement of Funds. Receive, deposit and disburse funds belonging to the Trust; and

            (c) General Duties. Generally, the Treasurer shall perform all duties which pertain to his office and which are required by the Trustees.

                                  ARTICLE II

                                   Trustees

     Section 1. Number. The authorized number of Trustees shall be 15 but in no event shall the number of Trustees be less than 3 for more than 60 days.

     Section 2. Qualifying Shares Not Required. Trustees need not be Shareholders of the Trust.

     Section 3. Quorum. A simple majority of the Trustees shall constitute a quorum.

     Section 4. Election. Trustees shall be elected at each Annual Meeting of Shareholders and shall continue in office until the election of their successors. If Trustees are not elected at an annual meeting or if such meeting is not held, Trustees may be elected at a special meeting of Shareholders.

     Section 5. Vacancies. Vacancies occurring among the Trustees (except in case of the removal of one or more Trustees under provisions of Section 2.3 of the Declaration) shall be filled by a majority of the remaining Trustees, though less than a quorum, or by a sole remaining Trustee,

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and the person so appointed shall hold office until his successor is elected at an annual, regular, or special meeting of the Shareholders.

     Section 6. Place of Meeting. Meetings of the Trustees shall be held at the principal office of the Trust or at such place within or without the state of California as is fixed from time to time by resolution of the Trustees or by written consent of all Trustees. Whenever a place other than the principal office is fixed by resolution as the place at which future meetings are to be held, written notice thereof shall be sent not later than the following business day to all Trustees who are absent from the meeting at which the resolution was adopted.

     Section 7. Organization Meeting. Immediately following each Annual Meeting of Shareholders, a regular meeting of the Trustees shall be held for the purposes of organizing, electing officers, and transacting other business. Notice of such meetings need not be given.

     Section 8. Regular Meetings. Regular meetings of the Trustees shall be held at the principal office of the Trust or at any other place within the state of California which has been designated by the Trustees' Regulations or from time to time by resolution of the Trustees or by written consent of all of the Trustees on the first Wednesday of each calendar month at 8:30 a.m., and notice of such regular meetings of the Trustees in hereby dispensed with.

     Section 9. Special Meetings. Special meetings of the Trustees may be called at any time by the President. The President also shall call a special meeting at any time upon the written request of two (2) Trustees. Written notice a copy thereof of the time and place of a special meeting shall be given to each Trustee, either personally or by sending a copy thereof by mail or by telegraph, charges prepaid, to his address appearing on the books of the Trust or theretofore given by him to the Trust for the purpose of notice. In case of personal service, such notice shall be so delivered at least twenty-four (24) hours prior to the time fixed for the meeting. If telegraphed, it shall be delivered to the telegraph company at least forty-eight (48) hours prior to the time fixed for the holding of the meeting. Notice may also be given by telephone. If notice is not so given by the Secretary, it may be given by the President or the Trustees requesting the meeting may issue the call and give the notice. Failure to give written notice shall not invalidate action taken at meetings.

     Section 10. Adjourned Meetings. A quorum of the Trustees may adjourn any Trustees' meeting to meet again at a stated day and hour. In the absence of a quorum, a majority of the Trustees present may adjourn from time to time to meet again at a stated day and hour prior to the time fixed for the next regular meeting of the Trustees. The motion for adjournment shall be lodged with the records of the Trust. Notice of the time and place of an adjourned meeting need not be given to any Trustee if the time and place is fixed at the meeting adjourned.

     Section 11. Waiver of Notice. The transactions of any meeting of the Trustees, however called and noticed or wherever held, shall be as valid as though conducted at a meeting duly held after regular call and notice if a quorum is present, and if either before or after the meeting each of the Trustees not present signs a written waiver of notice or consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be lodged with the Trust records or made a part of the minutes of the meeting.

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     Section 12.  Action Without Meeting.  Any action required or permitted to be taken by the Trustees may be taken by the Trustees without a meeting, if a majority of the Trustees shall individually or collectively consent in writing to such action. Such written consent or consents shall be lodged with the records of the Trust. Such action by written consent shall have the same force and effect as a unanimous vote of such Trustees.

     Section 13. Powers and Duties. The powers and duties of the Trustees, in addition to the powers and duties set forth in the Declaration, are:

            (a)   Selection and Removal of Officers, Agents, and Employees.
     To select all the other officers, agents, and employees of the Trust, to remove them at pleasure, either with or without cause, to prescribe for them duties consistent with the Declaration and the Trustees' Regulations, and to fix their compensation.

            (b) Authorization of Signatures. From time to time to designate the person or persons authorized to sign or endorse checks, drafts, or other orders for the payment of money, issued in the name of or payable to the Trust; and to execute contracts and legal documents on behalf of the Trust.

            (c) Fixing Principal Office and Place of Meetings. From time to time to change the location of the principal office of the Trust and from time to time to designate any place within or without the state of California as the place at which meetings of the Trustees or of the Shareholders shall be held.

            (d) Committees. To appoint an executive committee and other committees, and to delegate to the executive committee any of the powers and authority of the Trustees over the business and affairs of the Trustees, except the power to declare dividends and to adopt, amend, or repeal Trustees' Regulations. The Trustees shall have the power to prescribe the manner in which proceedings of the executive committee and other committees shall be conducted. The executive committee and the audit committee shall be composed of three (3) or more Trustees.

            (e) General Powers. Generally to exercise such other powers as are usually vested in directors of corporations organized under the laws of the state of California.

     Section 14. Trustees' Compensation. Trustees who are not officers of the Trust shall receive reasonable compensation for their services as determined by the Trustees from time to time, provided that such compensation shall initially be up to $350 for each Trustees' meeting or Executive meeting actually attended, which meeting shall be held not less frequently than quarterly. Trustees who are not officers of the Trust shall, in addition, be reimbursed for expenses incurred in attending meetings of the Trustees.

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                                  ARTICLE III

                               Advisory Trustees

     Section 1. Appointment. The Trustees may at their option appoint not more then fifteen (15) individuals to serve as Advisory Trustees for the Trust, whose duties will be to review the Trust operations, investments, and policies and make recommendations in connection therewith to the Trustees. The Trustees, however, shall not be bound by the recommendations of the Advisory Trustees, and the Advisory Trustees shall have no power or authority to, and no action taken by them shall, bind or restrict the Trustees of the Trust.

     Section 2. Election and Term of Office. The Advisory Trustees shall be elected annually by the Trustees at their organization meeting. Each Advisory Trustee shall hold office until his death, resignation, removal, or until his successor shall be elected and qualified.

     Section 3. Compensation to Advisory Trustees. The amount of compensation to be paid to Advisory Trustees shall be fixed from time to time by the Trustees provided that such compensation shall initially be the sum of $150.00 for each monthly meeting attended by an Advisory Trustee, and, when the initial public offering is substantially subscribed, may be increased up to $350.00 for each monthly meeting. In addition to the foregoing, the Trustees may authorize the payment of expenses incurred by an Advisory Trustee to attend any meeting and may also authorize the payment of additional compensation to any Advisory Trustee for services actually rendered the Trust in addition to attending meetings.

     Section 4. Limitation of Liability. No Advisory Trustee shall be liable to the Trust, the Trustees hereunder or the Shareholders in any amount except for disclosure or use of confidential information obtained by such Advisory Trustee in connection with his duties as an Advisory Trustee.

                                  ARTICLE IV

                                 Shareholders

     Section 1. Quorum. The presence in person or by proxy of persons entitled to vote a majority of the voting shares at any meeting of Shareholders shall constitute a quorum. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

     Section 2. Place of Meeting. Meetings of the Shareholders shall he held at the principal office of the Trust or at such place within or without the state of California as is designated by the Trustees or by the written consent of all Shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the Trust.

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     Section 3.   Annual Meeting.  A regular annual meeting of the Shareholders shall be held during May at a time, place and on a date selected by the Trustees after notice is given to shareholders in accordance with federal securities laws.

     Section 4. Special Meeting. Special meetings of the Shareholders may be held at any time for any purpose or purposes. Such special meetings may be called at any time by the President or by the Trustees or by any two or more Trustees, or by one or more Shareholders holding not less than 66-2/3% of the outstanding Shares of the Trust.

     Section 5. Adjourned Meetings. Any meetings of Shareholders, whether or not a quorum is present, may be adjourned from day to day or from time to time by the vote of a majority of the Shares, the holders of which are either present at the meeting or represented by proxy. The motion for adjournment shall be lodged with the records of the Trust.

     Section 6. Notice of Regular or Special Meetings. Written notice specifying the place, day, and hour of any regular or special meeting, the general nature of the business to be transacted thereat, and all other matters required by law, shall be given to each Shareholder of record entitled to vote, either personally or by sending a copy thereof by mail or telegraph, charges prepaid, to his address appearing on the books of the Trust or theretofore given by him to the Trust for the purpose of notice or, if no address appears or has been given, addressed to the place where the principal office of the Trust is situated. It shall be the duty of the Secretary to give notice of each Annual Meeting of the Shareholders at least ten (10) days and not more then sixty (60) days before the date on which it is to be held. If notice is not so given by the Secretary, it may be given by any other officer not less than seven (7) days before such date. Whenever an officer has been duly requested to call a special meeting of Shareholders, it shall be his duty to fix the date and the hour thereof, which date shall be not less then ten (10) days and not more than sixty
(60) days after the receipt of such request, if the request has been delivered in person, or after the date of mailing the request, as the case may be, and to give notice of such special meeting not less than seven (7) days before the date on which the meeting is to be held. If the date of such special meeting is not so fixed and notice thereof given within seven (7) days after the date of delivery or the date of mailing the request, the date and hour of such meeting may be fixed by the person or persons calling or requesting the meeting and notice thereof shall be given by such person or persons not less than seven (7) nor more than sixty (60) days before the date on which the meeting is to be held.

     Section 7. Notice of Adjourned Meetings. It shall not be necessary to give any notice of the time and place of any adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken, except that when a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

     Section 8. Proxies. The appointment of a proxy or proxies shall be made by an instrument in writing executed by the Shareholder or his duly authorized agent and filed with Secretary of the Trust. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the Shareholder executing it specified therein the length of time for which it was to continue in force, which in no case shall exceed seven (7) years from the date of its

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execution. At a meeting of Shareholders all questions concerning the qualification of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Secretary of the meeting unless inspectors of election are appointed pursuant to Section 11 of this Article IV, in which event such inspectors shall pass upon all questions and shall have all other duties specified in said section. "Mailgram" or "Datagram" or other telegraphed proxies shall be legal proxies in the event that the notice to shareholders soliciting proxies shall so state.

     Section 9. Consent of Absentees. The transactions of any meeting of Shareholders, either annual, special, or adjourned, however called and noticed, shall, if a quorum is present, be as valid as though conducted at a meeting duly held after the regular call and notice and, if either before or after the meeting each Shareholder entitled to vote, not present in person or by proxy, signs a written waiver of notice of a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be lodged with the Trust records or made a part of the minutes of the meeting.

     Section 10. Voting Rights. If no future date is fixed for the determination of the Shareholders entitled to vote at any meeting of Shareholders, only persons in whose names Shares entitled to vote stand on the share records of the Trust on the day of any meeting of Shareholders shall be entitled to vote at such meeting.

     Section 11. Inspectors of Election. In advance of any meeting of Shareholders the Trustees may appoint inspectors of election to act at the meeting or any adjournment thereof. If inspectors of election are not so appointed, the Chairman of any meeting of Shareholders may and, on the request of any Shareholder or his proxy, shall appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the Person acting as Chairman. The inspectors of election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes, ballots, or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count, and tabulate all votes or consents, determine the results, and do such acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all. On request of the Chairman of the meeting or of any Shareholder or his proxy, the inspector shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any facts found by them.

     Section 12. Excess Shares. No person shall at any time be or become the owner of more then 9.8% of the outstanding shares of the Trust. Any shares held in excess of this limit shall be "Excess Shares" which shall not be entitled to voting rights or dividends (until they cease to become Excess Shares) and are subject to redemption by the Trustees. This provision can be waived or suspended at any time by the formal action of the Trustees acting in accordance with these Regulations.

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     Section 13.  Action Without Meeting.

            (a) Action by Written Consent. Any action which is required to be or may be taken at any annual or special meeting of Shareholders of the Trust may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, shall have been signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all Shares entitled to vote thereon were present and voted; provided, however, that prompt notice of the taking of the action without a meeting and by less than unanimous written consent shall be given to those Shareholders who have not consented in writing.

            (b) Record Date. The record date for determining Shareholders entitled to express consent to action in writing without a meeting shall be fixed by the Board of Trustees of the Trust (the "Board"). Any Shareholder seeking to have the Shareholders authorize or take action by written consent without a meeting shall, by written notice, request the Board of Trustees to fix a record date. The Board shall, upon receipt of such a request, fix the record date an the 15th day following receipt of the request or such later date as may be specified by such Shareholder. If the record date falls on a Saturday, Sunday or legal holiday, the record date shall be the day next following which is not a Saturday, Sunday or legal holiday.

            (c) Date of Consent. The date for determining if an action has been consented to by the holder or holders of Shares having the requisite voting power to authorize or take the action specified therein (the "Consent Date") shall be the close of business an the 31st day after the later of (x) the record date fixed pursuant to paragraph (b) of this
     Section 13 and (y) the date on which materials soliciting consents are mailed to Shareholders if such materials are required to be mailed under applicable law. If the Consent Date falls on a Saturday, Sunday or legal holiday, the Consent Date shall be the day next following which is not a Saturday, Sunday or legal holiday. On or prior to the Consent Date, consents may be revoked by written notice (i) to the Trust, (ii) to the Shareholder or Shareholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the Trust (the "Soliciting Shareholders"), or (iii) to a proxy solicitor or other agent designated by the Trust or the Soliciting Shareholder(s).

            (d) Procedures. In the event of the delivery to the Trust of a written consent or consents purporting to authorize or take action and/or related revocations (each such written consent and related revocation being referred to in this Section 13 as a "Consent"), the Secretary of the Trust shall provide for the safekeeping of such consent and, as soon as practicable after the Consent Date, shall conduct such reasonable investigation as he deems necessary or appropriate for the purpose of ascertaining the validity of such Consent and all matters incident thereto, including, without limitation, whether the holders of Shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the action to which the Consent relates is the removal or

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     replacement of one or more members of the Board, the Secretary of the Trust shall designate two persons, who may not be members of the Board or otherwise affiliated with the Trust, or a firm of nationally recognized independent inspectors of election, to serve an Inspectors with respect to such Consent and such Inspectors shall discharge the functions of the Secretary of the Trust under this paragraph (d). If after such investigation the Secretary or the Inspectors (as the case may be) shall determine that the Consent is valid, that fact shall be certified on the records of the Trust kept for the purpose of recording the proceedings of meeting of Shareholders, and the Consent shall be filed in such records at which time the Consent shall become effective as Shareholder action as of the fifth business day following such certification.

                                   ARTICLE V

                                 Miscellaneous

     Section 1. Record Dates and Closing of Transfer Books. From time to time the Trustees may fix a future date, not exceeding sixty (60) days preceding (a) the date of any meeting of Shareholders or (b) the date fixed for the payment of any dividend or distribution or for the allotment of rights or (c) when any change or conversion or exchange of Shares is to go into effect, as the record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting or to receive any such dividend or distribution or any allotment of rights or to exercise the rights with respect to any such change, conversion or exchange of Shares. If a time is so fixed, only Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend or distribution or allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of Shares on the books of the Trust after the record date so fixed. The Trustees may close the books of the Trust against transfers of Shares during the whole or any part of the period between the record date and the date so fixed for the meeting, payment, distribution, allotment, change, or exercise of rights.

     Section 2. Inspection of Trust Records. The share register or duplicate share register, the books of account, and the minutes of the proceedings of the Shareholders and Trustees shall be open to inspection upon the written demand of any Shareholder at any reasonable time and for a purpose reasonably related to his interests as a Shareholder and shall be exhibited at any time when required by the demand of ten percent (10%) or more of the Shares represented at any Shareholders' meeting. Such inspection may be made in person or by an agent or attorney and shall include the right to make extracts. Demand of inspection other than at a Shareholders' meeting shall be made in writing to the President, Secretary, or Assistant Secretary of the Trust.

     Section 3. Inspection of Trustees' Regulations. The Trustees shall keep at the principal office for the transaction of business of the Trust the original or a copy of the Trustees' Regulations as amended to date, certified by the Secretary, which Regulations shall be open to inspection by the Shareholders at all reasonable times during office hours.

     Section 4. Representation of Shares of Corporations. The President or any Vice President and the Secretary or Assistant Secretary of the Trust, acting either in person or by a proxy

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or proxies designated in a written instrument duly executed by said officers, are authorized to vote, represent, and exercise on behalf of the Trust all rights incident to any shares of any corporation standing in the name of the Trust.

                                  ARTICLE VI

                                     Seal

     The Trust shall elect to have a seal containing the words: "CONSOLIDATED CAPITAL SPECIAL TRUST, a California business trust, organized August 27, 1980, CALIFORNIA." The application of the seal is not necessary to make documents binding on the Trust.

                                  ARTICLE VII

                                  Amendments

     These Trustees' Regulations may be amended or repealed, or new or additional Trustees' Regulations may be adopted by the vote or written consent of the Trustees, but the Trustees may not decrease the authorized number of Trustees below three (3) or increase the authorized number of Trustees above fifteen (15) without the vote or written consent of Shareholders entitled to exercise a majority of the voting power of the Trust. The power hereby delegated may be revoked by the vote or written consent of Shareholders entitled to vote two-thirds of the outstanding shares of the Trust.

                                 ARTICLE VIII

                                  Definitions

     All terms defined in the Declaration of Trust dated August 27, 1980 as amended to date, shall have the same meaning when used in these Trustees' Regulations.

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